Exhibit (a)(5)(iii)

OFFER TO PURCHASE FOR CASH
BY

CREDIT ACCEPTANCE CORPORATION
OF
UP TO 1,904,761 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF $65.625 PER SHARE

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 10, 2011, UNLESS THE TENDER OFFER IS EXTENDED.

February 9, 2011

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 9, 2011, and the related Letter of Transmittal, in connection with the tender offer by Credit Acceptance Corporation, a Michigan corporation (“CA”), to purchase up to 1,904,761 shares of its common stock, par value $0.01 per share, at a purchase price of $65.625 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer.

Only shares properly tendered and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the tender offer, including the “odd lot” priority, proration and conditional tender provisions thereof. Shares tendered but not purchased pursuant to the tender offer will be returned at CA’s expense promptly after the expiration date. CA reserves the right, in its sole discretion, to purchase more than 1,904,761 shares in the tender offer, subject to applicable law. See Section 1 of the Offer to Purchase.

If the number of shares properly tendered and not properly withdrawn prior to the expiration date is fewer than or equal to 1,904,761 shares, or such greater number of shares as CA may elect to purchase, subject to applicable law, CA will, upon the terms and subject to the conditions of the tender offer, purchase all such shares.

Upon the terms and subject to the conditions of the tender offer, if greater than 1,904,761 shares, or such greater number of shares as CA may elect to purchase, subject to applicable law, have been properly tendered and not properly withdrawn prior to the expiration date, CA will purchase properly tendered shares on the following basis. First, CA will purchase all shares properly tendered and not properly withdrawn prior to the expiration date by any “odd lot” holder (a shareholder who owns beneficially or of record an aggregate of fewer than 100 shares) who (a) tenders all shares owned beneficially or of record by that odd lot holder (tenders of fewer than all the shares owned by that odd lot holder will not qualify for this preference) and (b) completes the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. Second, after the purchase of all of the shares tendered by odd lot holders, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, CA will purchase all other shares properly tendered and not properly withdrawn prior to the expiration date, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional shares, until CA has purchased 1,904,761 shares (or such greater number of shares as CA may elect to purchase). Third, only if necessary to permit CA to purchase 1,904,761 shares (or such greater number of shares as CA may elect to purchase), CA will purchase shares conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn prior to the expiration date, by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account upon the terms and subject to the conditions of the tender offer.

We call your attention to the following:

1.  The purchase price in the tender offer is $65.625 per share, net to you in cash, without interest.

2.  You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.  The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions, including the consummation by CA of a debt financing on terms satisfactory to CA set forth in Section 7 of the Offer to Purchase.

4.  The tender offer and withdrawal rights with respect to the tender offer will expire at 5:00 p.m., New York City time, on March 10, 2011, unless the tender offer is extended.

5.  The tender offer is for 1,904,761 shares, constituting approximately 7.0% of CA’s outstanding common stock as of December 31, 2011.

6.  Tendering shareholders who are registered shareholders or who tender their shares directly to Computershare, N.A., the Depositary for the tender offer, will not be obligated to pay any brokerage commissions, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of shares to CA pursuant to the tender offer.

7.  If you own beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares and check the box captioned “Odd Lots” in the attached Instruction Form, CA, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

8.  If you wish to condition your tender on all or a minimum number of your shares being purchased by CA, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form. If, because of proration, the minimum number of shares designated will not be purchased, CA may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares of common stock and checked the box so indicating.

9.  The CA board of directors has approved the tender offer. However, neither CA, CA’s board of directors, the Depositary nor the Information Agent makes any recommendation to you as to whether to tender or refrain from tendering any shares. You should carefully evaluate all information in the Offer to Purchase and the related Letter of Transmittal, should consult with your own financial and tax advisors, and should make your own decisions about whether to tender shares, and, if so, how many shares to tender.

10.  Donald Foss, CA’s Chairman of the Board, has indicated his intention to tender 11.6 million shares in the tender offer. In addition, CA has been advised that four CA officers intend to tender shares in the tender offer and/or sell shares in the open market during the pendency of the tender offer and the trustee of certain grantor retained annuity trusts created by Mr. Foss intends to tender 4.1 million shares in the tender offer. See Sections 1 and 12 of the Offer to Purchase.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form as promptly as possible. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 10, 2011, UNLESS CA EXTENDS THE OFFER.

The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the applicable laws of such jurisdiction.

INSTRUCTION FORM WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
BY

CREDIT ACCEPTANCE CORPORATION
OF
UP TO 1,904,761 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF $65.625 PER SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 9, 2011, and the related Letter of Transmittal, in connection with the tender offer by Credit Acceptance Corporation, a Michigan corporation (“CA”), to purchase up to 1,904,761 shares of its common stock, par value $0.01 per share, at a purchase price of $65.625 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer.

The undersigned hereby instruct(s) you to tender to CA the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the tender offer.

Number of shares to be tendered by you for the account of the undersigned:                               shares. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

ODD LOTS
(See Instruction 14 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER
(See Instruction 13 of the Letter of Transmittal)

A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder’s shares tendered pursuant to this Instruction Form must be purchased if any shares tendered are purchased from such shareholder, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any shareholder desiring to make a conditional tender must so indicate by checking the box below. Unless the minimum number of shares indicated below is purchased by CA in the tender offer, none of the shares tendered by such shareholder will be purchased. It is the shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the shareholder’s tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from the undersigned, if any are purchased from the undersigned, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, CA may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

Account Number(s):

Signature(s):

Name(s):
(Please Print)

Address(es):
(Including Zip Code)

Area Code/Phone Number(s): (     )

Taxpayer Identification or Social Security Number(s):

Dated:  , 2011

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